EXHIBIT 3.1.12

                                                                          620088
                                                                           FILED

                                         in the office of the Secretary of State
                                                      of the State of California
                                                                     MAR 19 1971
                                                  BILL JONES, Secretary of State

                           ARTICLES OF INCORPORATION
                                       OF
                                H.B. COVEY, INC.
                                      ***

                                 ARTICLE FIRST
                                 -------------

     The name of this corporation is H.B. COVEY, Inc.

                                 ARTICLE SECOND
                                 --------------

     The corporation's purposes are:

     A. Primarily to engage in the specific business of servicing, maintaining, and installing service station equipment and underground storage tanks.

     B. To engage generally in the business of providing service and maintenance to gasoline service stations and to sell, install, and maintain underground storage tanks, pumps, and other related equipment and merchandise; to engage in buying, selling, manufacturing, using and otherwise dealing in real and personal property of all kinds.

     C. To engage in any business related or unrelated to those described in clauses A and B of this

Article Second and from time to time authorized or approved by the Board of Directors of this corporation.

     D. To act as partner or joint venturer or in any other legal capacity in any transaction.

     E. To do business anywhere in the world.

     F. To have and exercise all rights and powers from time to time granted to a corporation by law.

     The above purpose clauses shall not be limited by reference to or inference from one another, but each such purpose clause shall be construed as a separate statement conferring independent purposes and powers upon the corporation.

                                 ARTICLE THIRD
                                 -------------

     The county in the State of California where the principal office for the transaction of the business of the corporation is located in the County of Los Angeles.

                                 ARTICLE FOURTH
                                 --------------

     The number of directors of this corporation is three (3). The names and addresses of the persons who are appointed to act as first directors are:

     HARRY B. COVEY      -    687 Reservoir Street
                              Pomona, California

     RUTH S. COVEY       -    687 Reservoir Street
                              Pomona, California

     JIMMY H. COVEY      -    687 Reservoir Street
                              Pomona, California

                                 ARTICLE FIFTH
                                 -------------

     The total number of shares which the corporation is authorized to issue is Two Hundred Thousand (200,000). The aggregate par value of said shares is Two Hundred Thousand Dollars ($200,000) and the par value of each share is One Dollar ($1.00).

     IN WITNESS WHEREOF, the undersigned and the above-named incorporators and first directors of this corporation have executed these Articles of Incorporation on March 18, 1971.


                                        /s/ Harry B. Covey
                                        ------------------------------
                                        HARRY B. COVEY


                                        /s/ Ruth S. Covey
                                        ------------------------------
                                        RUTH S. COVEY


                                        /s/ Jimmy H. Covey
                                        ------------------------------
                                        JIMMY H. COVEY

STATE OF CALIFORNIA      )
                         )ss.
COUNTY OF LOS ANGELES    )


     On March 18, 1971, before me, the undersigned, a Notary Public in and for said State, personally appeared HARRY B. COVEY, RUTH S. COVEY, and JIMMY H. COVEY, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, and acknowledged to me that they executed the same.

     WITNESS my hand and official seal.



                                        /s/ Takako Nakao
                                        --------------------------


                                        [notary seal of Takako Nakao]